EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     As independent auditors, we hereby consent to the incorporation by reference into Consolidated Graphics, Inc. previously filed Registration Statement Files No. 333-42881 on Form S-3, No. 333-
57927 on Form S-3, No. 333-63455 on Form S-3, No. 333-65677 on Form S-3, No.
333-62317 on Form S-4, No. 33-87192 on Form S-8, No. 333-13737 on Form S-8, No.
333-18435 on Form S-8 and No. 333-66019 on Form S-8 of our report dated August 13, 1998, with respect to the financial statements of Carty Enterprises, Inc. T/A Mount Vernon Printing Company as of June 30, 1998, and for the year then ended, which appears in the Form 8-K of Consolidated Graphics, Inc. dated January 28, 1999.

/s/ KAUFMAN DAVIS PC
KAUFMAN DAVIS PC

Houston, Texas
January 28, 1999